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                                  EXHIBIT 23.2


                               CONSENT OF COUNSEL

         Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name in the Prospectus constituting part of this Registration Statement.


                                                      /S/DUNN SWAN & CUNNINGHAM
                                                      A Professional Corporation

Oklahoma City, Oklahoma
February 11, 2000